UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As more fully described in Item 2.01 below, Delek US Holdings, Inc. (the "Company") acquired from Alon Israel Oil Company, Ltd. ("Alon Israel") approximately 33.7 million shares of common stock (the "ALJ Shares") of Alon USA Energy, Inc. (NYSE: ALJ) ("Alon USA") on May 14, 2015. In connection with the Company's closing of the acquisition of the ALJ Shares (the "Closing"), Lion Oil Company ("Lion Oil"), a wholly-owned subsidiary of the Company, entered into a second amended and restated term loan credit facility (the “Lion Term Loan”), to increase its outstanding term loan facility from $99.0 million to $275.0 million. The Lion Term Loan matures May 14, 2020 and the interest rate is based, at Lion Oil’s election, on a LIBOR or base rate plus applicable margins, subject in each case to an all-in interest rate floor of 5.5 percent.  The Lion Term Loan is secured by, among other things, (i) substantially all assets of Lion Oil and its subsidiaries (excluding inventory and accounts receivable), (ii) all shares in Lion Oil, (iii) the subordinated and common units of Delek Logistics Partners, LP held by Lion Oil, and (iv) the ALJ Shares. Additionally, the Term Loan Facility is guaranteed by the Company and the subsidiaries of Lion Oil.

The foregoing description is not complete and is qualified in its entirety by reference to the full Lion Term Loan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties of the borrowers in the Lion Term Loan were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The Lion Term Loan is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about Lion Oil or its subsidiaries or the Company. The representations and warranties made by the borrowers in the Lion Term Loan may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Under the Lion Term Loan, Fifth Third Bank is the administrative agent, lead collateral agent, joint lead arranger and sole book runner, Bank Hapoalim B.M. is designated account collateral agent and joint lead arranger, and Israel Discount Bank of New York is joint lead arranger.

Item 2.01    Completion of Acquisition or Disposition of Assets

On May 14, 2015, the Company completed the acquisition of the ALJ Shares pursuant to the terms of a stock purchase agreement with Alon Israel dated April 14, 2015 (the "SPA"). The ALJ Shares represent an equity interest in Alon USA of approximately 48 percent. The Company acquired the ALJ Shares for the following combination of cash, stock and seller-financed debt:

•
The Company issued 6,000,000 restricted shares of the Company's common stock, par value $0.01 per share (the "DK Shares"), to Alon Israel (Item 3.02 of this Form 8-K contains a more detailed description of the restrictions on the DK Shares);

•
The Company issued an unsecured $145.0 million term promissory note payable to Alon Israel that will bear interest at a rate of 5.5 percent per annum and require five annual principal amortization payments of $25.0 million beginning in January 2016 followed by a final principal amortization payment of $20.0 million at maturity in January 2021; and

•	The Company paid Alon Israel $200.0 million in cash at closing funded with a combination of cash on hand and borrowings under the Lion Oil Term Loan.

The Company will also issue an additional 200,000 restricted shares of the Company's common stock, par value $0.01 per share, to Alon Israel if the closing price of the Company's common stock is greater than $50.00 per share for at least 30 consecutive trading days that end on or before May 14, 2017. Item 3.02 of this Form 8-K contains a more detailed description of the restrictions on these shares.

Finally, upon the Closing and pursuant to the terms of the Stockholder Agreement described more fully in Item 8.01 below, five members of the Alon USA board of directors (the "Alon USA Board") that were affiliated with Alon Israel were replaced by the officers of the Company set forth below and Ezra Uzi Yemin was appointed as the chairman of the Alon USA Board:

New Member of the Alon USA Board of Directors        Position With the Company

Ezra Uzi Yemin                        Chairman, President and Chief Executive Officer
Assaf Ginzburg                        Executive Vice President and Chief Financial Officer
Frederec Green                        Executive Vice President
Mark D. Smith                        Executive Vice President
Avigal Soreq                        Vice President

A copy of the press release announcing the completion of the acquisition of the ALJ Shares is attached as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Lion Term Loan provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02    Unregistered Sales of Equity Securities

Upon the Closing, the DK Shares were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D under the Securities Act. The offering of the DK Shares was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering. Under the terms of the SPA, the DK Shares (a) are subject to customary restrictions on transfer for 180 days following the Closing, (b) are subject to a right of first offer in favor of the Company for five years following the Closing and (c) are accompanied by customary registration rights. Item 2.01 of this Form 8-K contains a more detailed description of the issuance of the DK Shares and is incorporated by reference into this Item 3.02.

Item 8.01    Other Events

In connection with the execution of the SPA, the Company entered into an Amended and Restated Stockholder Agreement with Alon USA, dated as of April 14, 2015 (the "Stockholder Agreement"). The Stockholder Agreement includes the following terms, among others, that became effective upon the Closing:

•
Until May 14, 2016, neither the Company nor any of its affiliates and associates will own, acquire, or attempt to acquire any of Alon USA's common stock or preferred stock (collectively, the "Alon USA Capital Stock"), or securities that are settled in or represent the right to acquire Alon USA Capital Stock, in excess of 49.99 percent of the outstanding shares of Alon USA Capital Stock on an as-converted basis, or, in the event of a Triggering Transaction, 51 percent of the outstanding shares. A “Triggering Transaction” is defined as (a) the public disclosure of an acquisition of shares by any person (other than the Company, any of its affiliates or associates or affiliates of Alon USA) of Alon USA Capital Stock representing 15 percent or more of the outstanding voting power of Alon USA Capital Stock that has been approved by the Alon USA Board for purposes of Section 203 of the Delaware General Corporation Law or (b) a bona fide tender or exchange offer by any person (other than Alon USA, the Company or any of its affiliates or associates) to purchase outstanding shares of Alon USA Capital Stock if such offer is not withdrawn or terminated.

•
Until May 14, 2016, all shares of Alon USA Capital stock owned by the Company and its affiliates and associates will be voted, in the Company’s discretion, on any matter put to a vote of the Alon USA stockholders either as recommended by the Alon USA Board or proportionally with the votes cast by all other holders of Alon USA Capital Stock, except for certain matters (including voting on a merger or sale of all or substantially all assets of Alon USA, amendments to Alon USA’s certificate of incorporation, dissolution of Alon USA or issuance of Alon USA Capital Stock) as to each of which the Company and its affiliates and associates may vote their shares in their sole discretion. However, in the event of a Triggering Transaction, the Company and its affiliates and associates will not vote, or otherwise take any action with respect to, any shares of Alon USA Capital Stock in excess of 49.99 percent of the voting power of the outstanding shares of Alon USA Capital Stock at any meeting of Alon USA stockholders.

•
Until the election of directors at Alon USA's 2016 annual meeting of stockholders (the "2016 Alon Annual Meeting"), the Alon USA Board shall only nominate directors for election that are recommended by a committee of the Alon USA

Board consisting solely of two or more independent directors of Alon USA (the "Independent Nominating Committee"). At any Alon USA stockholder meeting held prior to the 2016 Alon Annual Meeting, the Company will vote all Alon USA Capital Stock the Company, its affiliates and associates hold (i) in favor of all director nominees nominated by the Independent Nominating Committee, provided, however, that a specified number of such director nominees constituting less than a majority of the Alon USA Board shall be persons designated by the Company who are reasonably acceptable to the Independent Nominating Committee to serve as members of the Alon USA Board, (ii) against any other nominees and (iii) against the removal of any member of the Alon USA Board if the Independent Nominating Committee so recommends.

•
The bylaws of Alon USA were amended to provide that, until the final adjournment of the 2016 Alon Annual Meeting, the affirmative vote of at least 90% of the Alon USA Board shall be required to remove or replace the chairman of the Alon USA Board without cause.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this Item for the acquisition described in Item 2.01 will be filed by amendment not later than 71 days after the due date of this report.

(b)	Pro forma financial information.

The pro forma financial information required by this Item for the acquisition described in Item 2.01 will be filed by amendment not later than 71 days after the due date of this report.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.1
Second Amended and Restated Financing Agreement, dated May 14, 2015, among Lion Oil Company as borrower, certain subsidiaries of Lion Oil Company named therein as guarantors, the various institutions from time to time party to this Agreement, as Lenders, Fifth Third Bank as Administrative Agent and Lead Collateral Agent and Bank Hapoalim B.M., as Designated Account Collateral Agent.

99.1	Press release of Delek US Holdings, Inc. issued May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2015	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1
Second Amended and Restated Financing Agreement, dated May 14, 2015, among Lion Oil Company as borrower, certain subsidiaries of Lion Oil Company named therein as guarantors, the various institutions from time to time party to this Agreement, as Lenders, Fifth Third Bank as Administrative Agent and Lead Collateral Agent and Bank Hapoalim B.M., as Designated Account Collateral Agent.

99.1	Press release of Delek US Holdings, Inc. issued May 14, 2015.